EXHIBIT 4.1

THIRD SUPPLEMENTAL INDENTURE

This Third Supplemental Indenture (this “Third Supplemental Indenture”), dated as of October 5, 2006, is made by and among Edgen Corporation, a Nevada corporation (the “Company”), Edgen Alloy Products Group, L.L.C., a Louisiana limited liability company (“Edgen Alloy”), Edgen Carbon Products Group, L.L.C., a Louisiana limited liability company (“Edgen Carbon”), Edgen Louisiana Corporation, a Louisiana corporation (“Edgen Louisiana” and, together with Edgen Alloy and Edgen Carbon, the “Guarantors”), and The Bank of New York, as trustee (in such capacity, the “Trustee”) and collateral agent (in such capacity, the “Collateral Agent”) under the Indenture referred to below.

WITNESSETH

WHEREAS, the Company, Edgen Alloy, Edgen Carbon, Edgen Louisiana, Murray International Metals, Inc., a Texas corporation (“Murray”), the Trustee and the Collateral Agent are currently parties to an indenture, dated as of February 1, 2005 (as supplemented by the Supplemental Indenture dated February 1, 2005 and the Second Supplemental Indenture dated December 16, 2005, the “Indenture”);

WHEREAS, Murray has merged with and into Edgen Carbon, with Edgen Carbon surviving the merger (the “Merger”);

WHEREAS, pursuant to clause (B) of the fourth paragraph of Section 5.01 of the Indenture, Edgen Carbon desires to confirm to the Trustee and Collateral Agent that it assumes all of the obligations of Murray under the Guarantee, the performance of every covenant of Murray under the Guarantee, the Indenture and the Registration Rights Agreement and all obligations of Murray under the Collateral Agreements; and

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantors, the Trustee and the Collateral Agent mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Pursuant to clause (B) of the fourth paragraph of Section 5.01 of the Indenture, Edgen Carbon hereby confirms to the Trustee and Collateral Agent that it assumes all of the obligations of Murray under the Guarantee, the performance of every covenant of Murray under the Guarantee, the Indenture and the Registration Rights Agreement and all obligations of Murray under the Collateral Agreements.

3. Other than as specifically provided herein, this Third Supplemental Indenture shall not operate as a waiver or amendment of any right, power or privilege of any Holder, the Trustee or the Collateral Agent under the Indenture or any other Indenture Document or of any other term or condition of the Indenture or any other Indenture Document. All references to the Indenture or the Security Agreement in any Indenture Document from and after the date hereof be deemed to refer to the Indenture or the Security Agreement, in each case, as amended hereby.

4. GOVERNING LAW. THIS THIRD SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS THIRD SUPPLEMENTAL INDENTURE.

5. Counterparts. The parties may sign any number of copies of this Third Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

7. Trustee Not Responsible for Recitals. The recitals contained herein shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Third Supplemental Indenture.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed and attested, all as of the date first written above.

EDGEN CORPORATION

By:	/s/ David L. Laxton, III
Name: David L. Laxton, III
Title: Secretary and Treasurer

EDGEN LOUISIANA CORPORATION

By:	/s/ David L. Laxton, III
Name: David L. Laxton, III
Title: Secretary and Treasurer

EDGEN CARBON PRODUCTS GROUP, L.L.C.

By:	/s/ David L. Laxton, III
Name: David L. Laxton, III
Title: Treasurer and Manager

EDGEN ALLOY PRODUCTS GROUP, L.L.C.

By:	/s/ David L. Laxton, III
Name: David L. Laxton, III
Title: Treasurer and Manager

THE BANK OF NEW YORK, as Trustee and Collateral Agent

By:	/s/ Geovanni Barris
Name: Geovanni Barris
Title: Vice President